EXHIBIT 12.1




                          ANNTAYLOR STORES CORPORATION
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (dollars in thousands)

                                                                                             FISCAL QUARTERS
                                                   FISCAL YEARS ENDED                             ENDED
                                 ------------------------------------------------------    --------------------
                                 FEB. 3,    JAN. 28,    JAN. 29,    JAN. 30,    FEB. 1,    MAY 4,     APRIL 29,
                                  1996        1995        1994        1993       1992       1996        1995
                                 -------    --------    --------    --------    -------    -------    ---------
Income before income taxes and
  extraordinary loss..........   $ 4,281    $ 62,894    $ 31,519    $ 17,067    $ 8,727    $ 4,533     $ 7,569
Add total fixed charges
  deducted from earnings......    37,992      26,513      27,055      29,584     41,336     10,676       8,377
Less interest capitalized.....    (1,325)       (490)                                                     (490)
                                 -------    --------    --------    --------    -------    -------    ---------
Earnings available for payment
 of fixed charges.............   $40,948    $ 88,917    $ 58,574    $ 46,651    $50,063    $15,209     $15,456
                                 -------    --------    --------    --------    -------    -------    ---------
                                 -------    --------    --------    --------    -------    -------    ---------
Fixed charges:
 Portion of minimum lease
   rental deemed to be
   interest...................   $15,711    $ 11,794    $  9,359    $  8,311    $ 7,378    $ 4,555     $ 3,389
 Interest expense.............    20,956      14,229      17,696      21,273     33,958      6,121       4,498
 Capitalized interest.........     1,325         490                                                       490
                                 -------    --------    --------    --------    -------    -------    ---------
   Total fixed charges........   $37,992    $ 26,513    $ 27,055    $ 29,584    $41,336    $10,676     $ 8,377
                                 -------    --------    --------    --------    -------    -------    ---------
                                 -------    --------    --------    --------    -------    -------    ---------
Ratio of earnings to fixed
charges.......................      1.08        3.35        2.16        1.58       1.21       1.42        1.85
                                 -------    --------    --------    --------    -------    -------    ---------
                                 -------    --------    --------    --------    -------    -------    ---------
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